EXHIBIT 3.1

THIRD AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MANIATV INC.

These Third Amended and Restated Articles of Incorporation amend and restate in their entirety the Articles of Incorporation of maniaTV Inc. originally filed with the Colorado Secretary of State on April 8, 2009, amended and restated on October 10, 2010, amended and restated on September 17, 2012, and duly adopted in accordance with the provisions of the Colorado Business Corporation Act. These Third Amended and Restated Articles of Incorporation contain amendments that were adopted by the shareholders of maniaTV Inc. on November 5, 2012, and the number of votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

ARTICLE I

NAME

The name of the corporation is maniaTV Inc. (the “Corporation”).

ARTICLE II

BUSINESS, PURPOSES

The nature of the business or purposes of the Corporation is to engage in the transaction of all lawful business and to pursue any other lawful purpose or purposes for which a corporation may be organized under the laws of the State of Colorado.   The Corporation shall have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned.   The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the exercise of other and further rights and powers that may now or hereafter be allowed or permitted by law.

ARTICLE III

DURATION

The period of duration of the Corporation shall be perpetual.

ARTICLE IV

ADDRESS, REGISTERED OFFICE

The street address of the registered office of the Corporation shall be 3387 Xanthia Street, Denver, CO 80238.  The name of the registered agent of the Corporation at such address shall be Drew Massey.

ARTICLE V

PRINCIPAL OFFICE

The address of the principal office of the Corporation shall be 3387 Xanthia Street, Denver, CO 80238.

ARTICLE VI

AUTHORIZED SHARES

6.1

Authorized Shares.  The total number of shares of capital stock that the Corporation shall have authority to issue is 115,000,000 shares, consisting of the following classes of capital stock:

(a)

100,000,000 shares of Class A Common Stock, no par value (the “Class A Common Stock”); and

(b)

10,000,000 shares of Class B Common Stock, no par value (the “Class B Common Stock); and

(c)

5,000,000 shares of Preferred Stock, no par value (the “Preferred Stock”).

The Class A Common Stock and the Class B Common Stock, collectively, are sometimes referred to herein as the “Common Stock.”

ARTICLE VII

COMMON STOCK

7.1

Identical Rights. Except as otherwise set forth in this Article VII or as otherwise required by law, the rights and privileges of each class of the Common Stock shall be identical in all respects, including, without limitation, the right to participate ratably in dividends and liquidation distributions.

7.2

Voting Rights.

(a)

Class A Common Stock. Except as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the holders of the Common Stock shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one (1) vote for each share of such Class A Common Stock held by such holder on any such matter.

(b)

Class B Common Stock. Except as otherwise required by law, each outstanding share of Class B Common Stock shall be entitled to vote on each matter on which the holders of the Common Stock shall be entitled to vote, and each holder of Class B Common Stock shall be entitled to ten (10) votes for each share of such Class B Common Stock held by such holder on any such matter.

(c)

Classes to Vote as a Single Class. Except as otherwise set forth in this Article VII or as otherwise required by law, the holders of the Common Stock entitled to vote on any matter shall vote together as a single class on all such matters, and no separate consent of the holders of shares of Class A Common Stock and/or the holders of shares of Class B Common Stock shall be required for the approval of any such matter. The stockholders of the Corporation shall not be entitled to cumulate their votes in any election of the directors of the Corporation or with respect to any other matter.

(d)

Classes Entitled to Vote. Except as otherwise provided by law or by resolution or resolutions of the Corporation’s Board of Directors (the “Board of Directors”) providing for the issuance of any series of Preferred Stock, the holders of the Class A Common Stock and the Class B Common Stock shall be the only stockholders of the Corporation with the power to vote for all purposes as to which the stockholders of the Corporation are entitled to vote, with each holder of the Class A Common Stock and the Class B Common Stock being entitled to the respective number of votes per share of stock as provided in Sections 7.2(a) and 7.2(b) of this Article VII. To the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting rights with respect to, and shall not be entitled to vote on, any amendment to these Articles of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such series of Preferred Stock are entitled, either separately or together with the holders of any other series of Preferred Stock, to vote thereon pursuant to the Colorado Business Corporation Act or these Articles of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

7.3

Dividends. The Board of Directors may cause dividends to be paid to holders of Common Stock out of funds legally available for the payment of dividends. Except as otherwise provided herein, no dividend may be declared and paid on either the Class A Common Stock or the Class B Common Stock unless an identical dividend is declared and paid on the other class of Common Stock. If and when dividends on the Class A Common Stock and Class B Common Stock are declared payable from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends; provided, however, that in the case of dividends payable in shares of Common Stock of the Corporation, or in the form of options, warrants or rights to acquire shares of such Common Stock or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for shares of, Common Stock of the same class as the class upon which the dividend or distribution is being paid. Dividends on the Common Stock shall be payable only if, as and when declared by the Board of Directors.

7.4

Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to any preferences that may be applicable to shares of Preferred Stock, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of Class A Common Stock and the holders of Class B Common Stock share and share alike. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 7.4 of Article VII.

7.5

Preemptive Rights.  No stockholder of the Corporation shall, by reason of holding any equity or voting shares of any class or series of Common Stock or Preferred Stock, shall be entitled to any preemptive rights.

7.6

Conversion Rights.

(a)

Class B Voluntary Conversion. Each and every share of Class B Common Stock is convertible into a fully paid and nonassessable share of Class A Common Stock at any time at the option of the holder thereof. Such conversion shall be on a share-for-share basis, one share of Class A Common Stock for each share of Class B Common Stock so converted.

(b)

Class B Automatic Conversion.  Each share of Class B Common Stock shall convert automatically into one fully paid and nonassessable share of Class A Common Stock (i) upon its issuance, sale, assignment, gift or transfer to a person or entity other than the person to whom such share of Class B Common Stock was initially issued (a “Founding Stockholder”) or an Affiliate (as defined below) of such Founding Stockholder (a “Permitted Transferee”).  Solely for purposes of this Section 7.6(b) of Article VII, “Affiliate” shall mean with respect to a Founding Stockholder (i) any corporation, partnership, limited liability company, trust or unincorporated organization directly or indirectly controlling, controlled by, or under common control with such Founding Stockholder.

(c)

Class B Conversion Procedures.

(1)

In the event of the automatic conversion of any shares of Class B Common Stock into shares of Class A Common Stock pursuant to Section 7.6(b) of this Article VII, the Corporation shall notify the holder of such shares of Class B Common Stock in writing of the conversion of such shares, and the Corporation shall make or cause to be made appropriate changes in the stock transfer books and other appropriate records of the Corporation to reflect the conversion of such shares into shares of Class A Common Stock and the issuance of such shares of Class A Common Stock to the holders of such shares of Class B Common Stock.

(2)

All shares of Class B Common Stock that are converted pursuant to Section 7.6 of this Article VII shall no longer be deemed outstanding on and after the effective date of conversion as set forth in Sections 7.6(a) and 7.6(b) of this Article VII, as the case may be, and all rights with respect to such shares shall forthwith on the effective date of such conversion cease and terminate, and such shares shall be deemed for all purposes to be the same number of shares of Class A Common Stock. Certificates that previously evidenced shares of Class B Common Stock, shall, from and after the effective time of the conversion, be deemed for all purposes to evidence the shares of Class A Common Stock into which such shares were converted pursuant hereto.

(3)

Upon the issuance of shares of Class A Common Stock upon conversion of shares of Class B Common Stock in accordance with Section 7.6 of this Article VII, such shares of Class A Common Stock shall be duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock.

(4)

Any shares of Class B Common Stock converted into Class A Common Stock pursuant to Section 7.6 of this Article VII shall be retired and cancelled and may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

(d)

Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock for the purpose of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

7.7

Mergers and Consolidations. In the event of a merger, consolidation or other business combination of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), or in the event of the dissolution of the Corporation, provision shall be made so that the holders of each class of Common Stock will be entitled to receive the same amount and form of consideration per share as the per share consideration, if any, received by holders of the other classes of Common Stock in such merger, consolidation, combination or dissolution; provided, however, that in connection with any such merger, consolidation or business combination in which shares of capital stock are issued to the stockholders of the Corporation as part of the consideration therefor, such shares may differ (but shall not be required to differ) as to voting rights to the extent and only to the extent that the respective voting rights of the Class A Common Stock and Class B Common Stock differ as provided herein; and provided further, however, that if such shares differ as to voting rights, the shares having superior voting rights that are comparable to those associated with the Class B Common Stock shall be subject to conversion provisions that are no more or less favorable to the holders of such shares than those provided in Article VII hereof with respect to the Class B Common Stock.

7.8

Definitions. For purposes of this Certificate of Incorporation, the following terms shall have the following meanings:

(a)

“Affiliate” means with respect to any holder of Class B Common Stock, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such holder of Class B Common Stock.

 (b)

“control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c)

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative, association, or other entity, or a division or subdivision of any of the foregoing, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

ARTICLE VIII

PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Common Stock is subject to all of the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors, pursuant to authority expressly granted to and vested in it by the provisions of this Article VIII. The Board of Directors is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

(a)

The distinctive designation of, and the number of shares of, Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(b)

The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes, of stock of the Corporation and whether such dividends shall be cumulative or non-cumulative;

(c)

The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes, or of any series of the same or any other class or classes, of stock of the Corporation and the terms and conditions of such conversion or exchange;

(d)

Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

(e)

The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

(f)

The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series;

(g)

The voting powers, if any, of the holders of such series of Preferred Stock, which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation; and

(h)

Any other rights, powers, and preferences, and the qualifications, limitations and restrictions thereof, of such series of Preferred Stock permitted by the Colorado Business Corporation Act.

ARTICLE IX

RIGHT TO AMEND

The Corporation reserves the right to amend or repeal any provisions contained in these Amended and Restated Articles of Incorporation from time to time and at any time in the manner now or hereafter prescribed in these Amended and Restated Articles of Incorporation and by the laws of the State of Colorado, and all rights herein conferred upon shareholders are granted subject to such reservation.

ARTICLE X

VOTING BY SHAREHOLDERS

10.1

Action of the Shareholders.  To the fullest extent now or hereafter permitted by the Colorado Business Corporation Act, the vote or consent of a majority of the issued and outstanding shares of the Corporation entitled to vote on such matter shall be sufficient to approve any matter requiring shareholder action, including, but not limited to, the right from time to time, to amend, alter or repeal, or add any provisions to, the Corporation’s Articles of Incorporation.  Shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take an action at a meeting at which all of the shares entitled to vote thereon were present and voted, may consent, in lieu of a meeting, to such action in writing in accordance with the procedures of the Colorado Business Corporation Act, as then currently in place from time to time.

10.2

Quorum For Voting.  A quorum of Shareholders for any matter to come before any meeting of Shareholders of the Corporation shall consist of not less than one-third of the issued and outstanding shares entitled to vote on the matter, except where a greater number is specifically required by the provisions of the Colorado Business Corporation Act, as then currently in place from time to time.

ARTICLE XI

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by a Board of Directors, the members of which shall be elected at the annual meeting of the shareholders, or at a special meeting called for that purpose.   The number of directors shall be as stated in the Corporation’s Bylaws and the number of directors may be increased or decreased from time to time in the manner provided in the Bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

ARTICLE XII

MANAGEMENT OF BUSINESS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

12.1

Conflicting Interest Transactions.  As used in this paragraph, “conflicting interest transaction” means any of the following: (i) a loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (ii) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest.   No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or any entity in which a director of the Corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the Corporation’s Board of Directors or of the committee of the Board of Directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director’s vote is counted for such purpose, so long as such transaction satisfies one or more of the conditions set forth in Section 7-108-501(2) of the Colorado Business Corporation Act.   Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

12.2

Indemnification.  The Corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he or she is or was a director, officer, agent, fiduciary or employee of the Corporation or because he or she is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the Corporation’s request.  The Corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

12.3

Limitation of Director’s Liability.   No director of the Corporation shall have any personal liability for monetary damages to the Corporation or its shareholders for breach of his or her fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the Corporation or its shareholders for monetary damages for:  (i) any breach of the directors’ duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his or her duties in compliance with Section 7-108-401 of the Colorado Business Corporation Act, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Section 7-106-401 of the Colorado Business Corporation Act or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.  If the Colorado Business Corporation Act hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended.  Nothing contained herein will be construed to deprive any director of his or her right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he or she may have for contribution from any other director or other person.

12.4

Negation of Equitable Interests in Shares or Rights.  Unless a person is recognized as a shareholder through procedures established by the Corporation pursuant to Section 7-107-204 of the Colorado Business Corporation Act or any similar law, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other persons, including without limitation a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

ARTICLE XIII

The name and address of the individual who caused this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

Drew Massey

3387 Xanthia Street

Denver, CO 80238

The Colorado Secretary of State may contact the following authorized person regarding this document:

Drew Massey

3387 Xanthia Street

Denver, CO 80238

e-mail: info@maniatv.com

Causing a document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.